Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Gene Engineer Corp. (the "Company") on Form 10-Q for the quarter ended July 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Han-Chen Lin, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2015
/s/ Han-Chen Lin
Han-Chen Lin Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Gene Engineer Corp., and it will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.  This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of American Gene Engineer Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.